Consent of Independent Auditors

We consent to the incorporation by reference of our report, dated January 21, 2000, except for note 13, as to which the date is March 20, 2000, in the Form 8-K/A of NEXTLINK Communications, Inc., dated August 21, 2000, with respect to the consolidated financial statements and schedule of Concentric Network Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Jose, California

August 21, 2000